UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 13, 2009
NORDSTROM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111
INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 13, 2009, Nordstrom Credit Card Master Note Trust II (the “Trust”) a statutory trust created by Nordstrom Credit Card Receivables II LLC (“NCCR II” a wholly owned bankruptcy remote subsidiary of Nordstrom Credit Inc, which is a wholly owned subsidiary of Nordstrom Inc.) and Wells Fargo Bank, National Association, as Indenture Trustee, amended and restated the Series 2007-A Indenture Supplement dated as of May 2, 2007 (the “Original Indenture Supplement”); Amendment No. 1 thereto on May 19, 2008; Amendment No. 2 thereto on November 6, 2008; and Amendment No. 3 thereto on January 30, 2009. In addition, NCCR II, Nordstrom fsb, Nordstrom Credit Inc. and the purchasers thereto entered into a Note Purchase Agreement dated as of November 13, 2009 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, NCCR II renewed its existing $300 million Class A Variable Funding Note (“2007-A VFN”) issued to an Asset Backed Commercial Paper conduit, as purchaser, with a facility amount of $300 million. It also renewed a subordinate Class B Note. The notes were issued with an initial balance of $0. NCCR II can borrow up to the facility amount, provided that the conditions for borrowing are met, upon two days notice.
The 2007-A VFN is backed by substantially all of the Nordstrom private label card receivables and a 90% interest in the co-branded Nordstrom VISA credit card receivables. Borrowings under the 2007-A VFN incur interest based upon the cost of commercial paper issued by a third-party bank conduit plus specified fees. The 2007-A VFN includes a commitment fee based on the size of the commitment.
The commitment to provide funds under the 2007-A VFN expires in 364 days on November 11, 2010 and can be renewed subject to the agreement of the parties to the Note Purchase Agreement.
The foregoing summary of the Agreements set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Agreements, copies of which are incorporated by reference herein as Exhibits 4.1 and 4.2.
Many of the investment banking firms that are a party to the 2007-A VFN or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Nordstrom, Inc. and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
The 2007-A VFN contains the option to reduce the total capacity and provided that written consent is obtained from each of the parties to the Note Purchase Agreement the facility contains the option to increase the total capacity.
ITEM 8.01 OTHER EVENTS
On November 18, 2009, Nordstrom, Inc. issued a press release announcing that its Board of Directors had approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number	Description
4.1	Amended and Restated Series 2007-A Indenture Supplement, dated as of November 13, 2009, by and between Nordstrom Credit Card Master Note Trust II, as issuer, and Wells Fargo Bank, National Association, as indenture trustee.

4.2	Note Purchase Agreement, dated as of November 13, 2009, by and between Nordstrom Credit Card Receivables II LLC, Nordstrom fsb, Nordstrom Credit, Inc., Falcon Asset Securitization Company, LLC and J.P. Morgan Chase Bank, N.A.

99.1	Press release dated November 18, 2009 announcing approval of quarterly dividend

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: November 18, 2009